U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2013

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California 94105-2712

(Address of principal executive offices) (Zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The following information is provided pursuant to Item 5.02(b):

On March 29, 2013, Kerry Fanwick, Executive Vice President and General Counsel of BRE Properties, Inc. (the “Company”), gave notice to the Company in accordance with Company policy, which requires one year’s notice prior to the effective date of retirement, that he intends to retire on March 31, 2014. Mr. Fanwick will continue to perform his duties for the Company until his retirement date. In due course, the Company will consider candidates to succeed Mr. Fanwick, which may include external as well as internal candidates.

Pursuant to the retirement provisions in certain of Mr. Fanwick’s restricted stock and stock option agreements, vesting will be accelerated on a portion of the awards that would otherwise remain unvested as of his March 31, 2014 retirement date.

In accordance with the retirement provisions that accelerate vesting, the Company will recognize expenses totaling approximately $500,000 throughout 2013, of which approximately $125,000 will be incurred in the first quarter, and approximately $200,000 during the first quarter of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: April 3, 2013	By:	/s/ CONSTANCE B. MOORE
Name: Constance B. Moore
Title: President and Chief Executive Officer